Exhibit 10.4
INVACARE HOLDINGS CORPORATION
2023 MANAGEMENT INCENTIVE PLAN
1.    Purpose; Effective Date.
a.    Purpose. The purpose of the 2023 Invacare Holdings Corporation Management Incentive Plan (the “Plan”) is to align the interests of Employees with those of the stockholders of Invacare Holdings Corporation (the “Company”) by providing such individuals with long-term incentive compensation opportunities tied to the performance of the Company’s Common Stock. The Plan is intended to advance the interests of the Company and its stockholders by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the Company’s business is largely dependent.
b.    Effective Date. The Plan was adopted by the Board on May 5, 2023 (the “Effective Date”), subject, only in the case of the ability to grant Incentive Stock Options, to the approval of the stockholders of the Company.
2.    Definitions. Certain terms used in the Plan have the meanings set forth below (capitalized terms used in the Plan that are not defined below have the meanings set forth elsewhere in the Plan or as otherwise defined in the Chapter 11 Plan):
“Affiliate” means any Subsidiary and any other corporation or other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with, the Company. For this purpose, “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.
“Award” means a grant or sale, as applicable, of an Incentive Stock Option, a Non-Qualified Option or Restricted Stock Units to a Participant under the terms of this Plan.
“Award Agreement” means the written agreement entered into between the Participant and the Company setting forth the terms and conditions applicable to an Award, as provided under Section 5(c).
“Backstop Commitment Agreement” shall have the meaning as set forth in the Chapter 11 Plan.
“Board” means the Company’s Board of Directors, as constituted from time to time.
“Cause”, when used in connection with the termination of a Participant’s Service, shall have the meaning given to such term in any employment or other agreement between such Participant and the Company or Affiliate, as applicable. In the event that such term is not defined in such agreement or in the absence of any such agreement or applicable law, “Cause” shall mean the following:
(i)    The Participant’s willful failure to perform his or her duties and responsibilities to the Company or an Affiliate (or a successor of either, if appropriate), or refusal to perform any lawful and reasonable directive of the Company or an Affiliate (or a successor of either, if appropriate);

Exhibit 10.4
(ii)    The Participant’s commission of any act of fraud, embezzlement, dishonesty, moral turpitude, misappropriation of funds, breach of fiduciary duty, duty of loyalty and fidelity or other willful misconduct with respect to the Company or an Affiliate, or any act, whether or not related to the performance of the Participant’s Service, that affects the Company’s or any Affiliate’s reputation in a manner that may reasonably be expected to have a material adverse effect on the business, prospects, assets (including intangible assets), liabilities, financial condition, property or results of operation of the Company or any Affiliate (or a successor of either, if appropriate);
(iii)    The Participant’s unauthorized use or disclosure of any proprietary information or Trade Secrets (as defined in Section 12(e)) of the Company or any Affiliate (or a successor of either, if appropriate) or any other party to whom the Participant owes an obligation of nondisclosure as a result of the Participant’s relationship with the Company or any Affiliate (or a successor of either, if appropriate); or
(iv)    The Participant’s breach of any of Participant’s obligations under any written agreement or covenant with the Company or any Affiliate (or a successor of either, if appropriate) (including, without limitation, any restrictive covenants described in Section 11).
“CEO” means the chief executive officer of Invacare Holdings Corporation.
“Chapter 11 Plan” means that certain Joint Chapter 11 Plan of Invacare Corporation and its Debtor Affiliates as filed in the United States Bankruptcy Court for the Southern District of Texas Houston Division on March 15, 2023 (Case No. 23-90068 (CML)).
“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, as the same may be amended from time to time and any successor statute.
“Committee” means the committee of the Board designated by the Board to administer the Plan. In the absence of any such Committee, any action permitted or required to be taken hereunder by the Committee shall be deemed to refer to the Board.
“Common Stock” means the Company’s Common Stock, par value $0.001 per share.
“Covered Employee” has the same meaning as set forth in Section 162(m)(3) of the Code.
“Disability” shall mean the inability of the Participant to engage in substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.
“Eligible Participant” means either of the following types of individuals who may be designated by the Committee in its sole discretion upon the recommendation of the CEO as eligible to receive Awards: (a) any Employee or (b) any individual to whom the Company or any Affiliate has extended a formal offer of employment, so long as the grant of any Award shall not become effective until such individual commences such employment.
“Employee” means a common law employee who provides management services to the Company or an Affiliate.
“Equity” shall have the meaning as set forth in the Chapter 11 Plan.

Exhibit 10.4
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exercise Price” means the price at which a share of Common Stock subject to an Option may be purchased upon the exercise of the Option.
“Fair Market Value” means: (a) if there is a regular public trading market for the Common Stock, the “Fair Market Value” of a share of Common Stock shall mean, as of any given date, (i) the price of the Common Stock on the composite transaction tape of the NASDAQ Global Select Market as of the close of the regular business hours of the NASDAQ Global Select Market, without regard to after-hours trading that may hereinafter be commenced on such exchange, on the most recent date for which such closing price is available, or (ii) if the Common Stock is not listed on the NASDAQ Global Select Market, the analogous closing price on any other established securities exchange or national market system on which the Common Stock is listed, or (b) if there is no regular public trading market for the Common Stock, the “Fair Market Value” of a share of Common Stock shall be determined in good faith by the Board provided that Fair Market Value shall be determined consistent with the requirements of Section 409A of the Code and, for purposes of Incentive Stock Options, Section 422(c)(1) of the Code.
“Grant Date” means the date specified by the Committee on which the Award of the Option shall be effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.
“Good Reason”, when used in connection with the termination of a Participant’s Service, shall have the meaning given to such term in any employment or other agreement between such Participant and the Company or Affiliate, as applicable. In the event that such term is not defined in such agreement or in the absence of any such agreement or applicable law, unless otherwise provided in the Award Agreement, “Good Reason” shall mean (a) a material reduction in the Participant’s annual base salary other than as part of an across-the-board reduction to similarly situated employees of the Company or an Affiliate, as applicable, or (b) a material and demonstrable adverse change in the nature and scope of the Participant’s duties; provided, that a Participant shall provide written notice to the Company or an Affiliate, as applicable, of the existence of one or more conditions described in (a) or (b) within 30 days following the Participant’s knowledge of the initial existence of such condition or conditions, and the Company or an Affiliate (as applicable) shall have 30 days following the receipt of such written notice during which it may remedy the condition. In the event the Company fails to remedy the condition constituting Good Reason during such 30-day cure period, the Participant must terminate employment, if at all, within the 30 days following the last day of such 30-day cure period in order for a Participant’s termination of Service to constitute a termination of Service for Good Reason.
“Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code and is designated as an Incentive Stock Option. To the extent that any Option is not designated as an Incentive Stock Option, or even if so designated does not qualify as an Incentive Stock Option at or subsequent to its Grant Date, it shall constitute a Non-Qualified Option.
“Initial Public Offering” means the first underwritten public offering of shares of Common Stock pursuant to an effective registration statement under the Securities Act.
“Liquidation Event” means the occurrence of any one or more of the following events:
a.    An event that is defined as a “Liquidation Event” in the Company’s certificate of incorporation, or, in the absence of such definition, (x) the closing of the sale, transfer, irrevocable exclusive lease or license, or other disposition of all or substantially all of

Exhibit 10.4
the Company’s assets or intellectual property, or (y) the consummation of a merger or consolidation in which the Company is a constituent party, excluding, however, any such merger or consolidation involving the Company in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the outstanding voting stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; provided, however, that a transaction shall not constitute a Liquidation Event if its purpose is to change the state of the Company’s incorporation, to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately prior to such transaction or to change the form of entity of the Company; or
b.    A transaction or series of related transactions in which a Person or a group of Persons acquires from stockholders of the Company fifty percent (50%) or more of the Company’s then outstanding voting securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote (other than pursuant to transactions between Affiliates).
    “New Preferred Equity” shall have the meaning as set forth in the Chapter 11 Plan.
“Non-Qualified Option” means an Option that is not an Incentive Stock Option.
“Option” means the right to purchase, at the price and for the term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions in the Plan and the applicable Award Agreement, a number of shares of Common Stock determined by the Committee.
“Option Pool” shall have the meaning as set forth in Section 4.
“Participant” means an Eligible Participant to whom the Committee has granted an Award under the Plan.
“Performance Goal” means a goal that must be met by the end of a Performance Period (but that is substantially uncertain to be met before the relevant Award is granted) based upon one or more objective criteria determined by the Committee, in its discretion, as a contingency for Awards to vest and/or become exercisable or payable. The Committee shall have discretion to determine the specific targets with respect to each Performance Goal.
“Performance Period” means the one or more periods of time as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of an Award.
“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint share company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.
“Restricted Award” has the meaning as provided in Section 7.
“Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant provide Continuous Service for a specified period of time) granted under Section 7 of the Plan.

Exhibit 10.4
“Rights Offering” shall have the meaning as set forth in the Chapter 11 Plan.
“RSU Pool” shall have the meaning as set forth in Section 4.
“Securities Act” means the Securities Act of 1933, as amended.
“Service” means a Participant’s service to the Company or an Affiliate as an Employee.
“Subsidiary” means any entity in which the Company owns at least fifty percent (50%) of the combined voting power of all classes of equity entitled to vote or at least fifty percent (50%) of the combined value of all classes of equity.
“Ten Percent Stockholder” means a Person who, at the time an Option is granted, owns either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary.
“Total Pool” shall have the meaning as set forth in Section 4.
3.    Administration of the Plan.
a.    General. The Plan shall be administered by the Committee (or the Board if no Committee has been appointed). The CEO shall recommend to the Committee from time to time the individuals who shall be selected for participation in the Plan as Eligible Participants. Notwithstanding the foregoing, the Committee shall have the power and authority to prescribe, amend and rescind rules and procedures governing the administration of the Plan and to administer the Plan including, but not limited to, the full power and authority to (i) in coordination with any recommendations the CEO may provide, determine and designate from time to time those Eligible Participants to whom Awards are to be made, the type of Award to be made, and the number of shares subject to each such Award; (ii) determine the time or times when, and the manner and conditions upon which, each Award shall vest or become exercisable and the duration of such exercise period, if applicable; (iii) determine or impose other conditions to the receipt of shares of Common Stock subject to an Award under the Plan, as it may deem appropriate, including but not limited to, cash payments; (iv) interpret the terms of the Plan, the terms of any Award Agreement under the Plan and the rules of procedures established by the Committee governing any such Awards; (v) determine the rights of any Person under the Plan or the meaning of requirements imposed by the terms of the Plan or any rule or procedure established by the Committee; (vi) correct any defect or omission or reconcile any inconsistency in the Plan or in any Award Agreement hereunder; (vii) make all determinations relating to the Service of a Participant; and (viii) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan, all in a manner so as to satisfy the provisions of the Code, the Securities Act, and applicable law. In the case of any fractional share or unit resulting from the grant, vesting, payment or crediting of dividends under an Award, the Committee shall have the discretionary authority to (i) disregard such fractional share or unit; (ii) round such fractional share or unit to the nearest lower or higher whole share or unit; or (iii) convert such fractional share or unit into a right to receive a cash payment. All actions, decisions and interpretations of the Committee, the Board and any delegate of the Committee or Board under the Plan or any Award Agreement shall be final, binding, conclusive and non-appealable on all Persons, and shall be given the maximum deference permitted by law. The Committee’s and the Board’s determinations under the Plan (including, without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Award Agreements evidencing such Awards) need not be uniform and may be made by the Committee

Exhibit 10.4
selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.
b.    Limited Liability; Indemnification. To the maximum extent permitted by law, no member of the Board or the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder. To the maximum extent permitted by law and by the Company’s charter and by-laws, the members of the Board and the members of the Committee shall be indemnified by the Company in respect of all their activities under the Plan.
4.    Shares Subject to the Plan.
a.    Aggregate Limit. The number of shares of Common Stock available for Awards under the Plan shall not exceed, in the aggregate, 16,180,905 shares of Common Stock (representing 11.5% of the total outstanding equity of the Company, referred to herein as the “Total Pool”); provided that (i) such number shall be subject to adjustment in accordance with the provision of Section 4(c); (ii) 65% of the Total Pool (representing approximately 7.5% of the total equity of the Company) shall be available for issuance as Options (the “Option Pool”); and (iii) 35% of the Total Pool (representing approximately 4% of the total equity of the Company) shall be available for issuance as Restricted Stock Units (the “RSU Pool”). All such shares of the Option Pool may be issued through the exercise of Incentive Stock Options. Shares of Common Stock delivered under the Plan shall consist of authorized and unissued shares, treasury shares or a combination thereof. To the extent permitted by applicable or exchange rules, shares of Common Stock issued in assumption of, or substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Affiliate shall not reduce the shares of Common Stock available for grants of Awards.
b.    Share Replenishment. If any Award granted hereunder terminates or expires, the shares subject to such Award shall again be available for Awards under the Plan. In the event that shares of Common Stock that otherwise would have been issuable under the Plan are withheld by the Company in payment of the Exercise Price or withholding taxes, such shares shall remain available for issuance under the Plan.
c.    Adjustments for Changes in Common Stock, Etc.; Dilution. In the event of any change with respect to the outstanding shares of Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution with respect to the shares of Common Stock, or any merger, reorganization, consolidation, combination, spin-off, or other similar corporate change, or any other change affecting the Common Stock, the Committee shall, in the manner and to the extent that it, in its sole discretion, determines is reasonably appropriate, cause an adjustment to be made to (i) the maximum number of shares (or other securities or rights) provided in this Section 4, (ii) the number and kind of shares (or other securities or rights) subject to then outstanding Awards, (iii) the Exercise Price with respect to any Awards, and (iv) any other terms of an Award that are affected by the event. In such event, the Committee may take any and all such other actions as it deems in good faith to be equitable or appropriate to substantially preserve the value, rights and benefits of any affected Awards, including, without limitation, replace Awards with substitute awards in respect of the shares, other securities or other property of the surviving corporation or entity. Notwithstanding the foregoing or anything to the contrary in this Plan or any Award Agreement, all shares of Common Stock issued pursuant to Awards under this Plan will ratably dilute all of the Equity issued pursuant to the Chapter 11 Plan, including any New Preferred Equity issued pursuant to the Rights Offering and the Backstop Commitment Agreement.

Exhibit 10.4
5.    Eligibility and Awards.
a.    Designation of Participants. Any Eligible Participant may be selected by the Committee to receive an Award and become a Participant under the Plan in accordance with the Committee’s authority and coordination with the recommendations provided by the CEO as set forth in Section 3. In selecting Eligible Participants to be Participants, and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate.
b.    Determination of Awards. The Committee shall determine the terms and conditions of all Awards granted to Participants in accordance with its authority under Section 3. An Award may consist of one type of right or benefit hereunder or of two or more such rights or benefits granted in tandem.
c.    Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement in a written or electronic form approved by the Committee setting forth (as applicable) the number of shares of Common Stock, units or other rights subject to the Award, the Exercise Price or purchase price of the Award, the time or times at which an Award will become vested, exercisable or payable and the term of the Award. The Award Agreement may also set forth the effect on an Award of a Liquidation Event or a termination of Service under certain circumstances. The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and may also set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement.
6.    Option Awards.
a.    Grant of Options. An Award of an Option may be granted to any Eligible Participant selected by the Committee and shall be evidenced by an Award Agreement setting forth the Exercise Price, the term of the Option, the number of shares of Common Stock to which the Option relates, any conditions to the exercise of all or a portion of the Option and such other terms and conditions as the Committee, in its sole discretion, shall determine. The Award Agreement pertaining to an Option shall designate such Option as an Incentive Stock Option or a Non-Qualified Option. In no event shall an Incentive Stock Option be granted to an individual who is not an employee of the Company or of a “subsidiary corporation” or a “parent corporation,” whether now or hereafter existing, as such terms are defined in Section 424(f) of the Code. The aggregate Fair Market Value (determined as of the time the Option is granted) of the shares of Common Stock with respect to which an Incentive Stock Option may first become exercisable by a Participant in any one calendar year under the Plan shall not exceed $100,000. The Company shall have no liability to a Participant, or to any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.
b.    Exercise Price. The Exercise Price with respect to shares of Common Stock subject to an Option shall be determined by the Committee in its sole discretion, provided, however, that the Exercise Price per share shall not be less than one hundred percent (100%) (or one hundred ten percent (110%) in the case of an Incentive Stock Option granted to a Ten Percent Stockholder) of the Fair Market Value of a share of Common Stock on the Grant Date of such Option.
c.    Term of Option. The Committee shall determine and set forth in an Award Agreement the term during which a vested Option may be exercised, provided that in no event shall any Option have a maximum term greater than ten (10) years from the Grant Date (except that the

Exhibit 10.4
maximum term of an Incentive Stock Option granted to a Ten Percent Stockholder shall be no more than five (5) year from the Grant Date). Each Option shall terminate, cease to be exercisable and be forfeited not later than the end of the maximum term specified in the Award Agreement pertaining to the Option. The Option of a Participant whose Service is terminated for any reason shall terminate, cease to be exercisable and be forfeited on the earlier of (A) the expiration of the maximum term of the Option or (B) unless otherwise provided in an Award Agreement, and except for termination for Cause, the date that is ninety (90) days following the termination of Service of the Participant. If a Participant’s Service is terminated for Cause, each Option, whether vested or unvested, that is held by such Participant shall terminate, cease to be exercisable and be forfeited as of the date of such termination of Service.
d.    Vesting and Exercisability of Options. The Committee shall, in its sole discretion, provide in an Award Agreement the time or times at which, or the conditions upon which, an Option or portion thereof shall become vested and/or exercisable. The Committee may condition the vesting and/or exercisability upon the passage of time (i.e., subject to the Participant’s continued Service) or on the achievement of one or more Performance Goals that are established by the Committee and set forth in the Award Agreement. The Committee may provide for the acceleration of the vesting and/or exercisability of any Option upon termination of Service under certain circumstances as set forth in the Award Agreement or otherwise. If the vesting requirements of an Option are not satisfied, the Award shall be forfeited. An Option may, but need not, include a provision whereby the Participant may elect at any time before the continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to certain restrictions as the Committee determines to be appropriate in its discretion.
e.    Death of a Participant. Except as otherwise provided in the applicable Award Agreement between the Participant and the Company, if (i) a Participant’s continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s continuous Service (for a reason other than death), then the Option may be exercised (to the extent the Participant was entitled to exercise such Option as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Participant’s death, but only within the period ending on the earlier of (i) the date 18 months following the date of death (or such longer or shorter period specified in the Award Agreement, which period will not be less than six months if necessary to comply with applicable laws unless such termination is for Cause), and (ii) the expiration of the term of such Option as set forth in the Award Agreement. If, after the Participant’s death, the Option is not exercised within the applicable time frame, the Option will terminate.

f.    Exercise of Options; Payment.
(i)    Notice of Exercise. Subject to vesting and other restrictions provided for hereunder or otherwise imposed in accordance herewith, an Option may be exercised, in whole or in part, by a Participant only by delivery of written notice (in the form prescribed by the Committee) to the Company specifying the number of shares of Common Stock to be purchased.
(ii)    Form of Payment.
i)    The aggregate Exercise Price shall be paid in full upon the exercise of the Option. Payment must be made by one of the following methods: (i) cash or a certified or bank cashier’s

Exhibit 10.4
check; (ii) if approved by the Committee in its sole discretion, previously owned shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to the aggregate Exercise Price; (iii) if approved by the Committee in its sole discretion, through the withholding by the Company of shares of Common Stock otherwise to be received, with such withheld shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to the aggregate Exercise Price; (iv) by any combination of such methods of payment or any other method acceptable to the Committee in its sole discretion; or (v) any other method approved by the Committee. Notwithstanding anything to the contrary herein or in any Award Agreement, in no event shall any net exercise or cashless exercise mechanism, be permitted if such mechanism would cause the Company to breach any covenant under any loan agreement, indenture, or similar agreement or any other outstanding obligation or covenant by the Company.
ii)    Except in the case of Options exercised by certified or bank cashier’s check, the Committee may impose limitations and prohibitions on the exercise of Options as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid accounting consequences which may result from the use of shares of Common Stock as payment of the aggregate Exercise Price.
g.    Disqualifying Disposition of an Incentive Stock Option. If shares of Common Stock acquired upon the exercise of an Incentive Stock Option are disposed of by a Participant prior to the expiration of (i) two years from the Grant Date of such Option or (ii) one year from the date of the transfer of shares to the Participant pursuant to the exercise of such Option, or in any other “disqualifying disposition” within the meaning of Section 422 of the Code, such Participant shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition and, if the Company (or any Affiliate thereof) thereupon has a tax withholding obligation, shall pay to the Company (or such Affiliate) an amount equal to any withholding tax the Company (or such Affiliate) is required to pay as a result of the disqualifying disposition.
7.    Restricted Stock Units.
a.    Award of Restricted Stock Units. A Restricted Stock Units Unit Award (an “RSU Award”) is an Award of hypothetical Common Stock units having a value equal to the Fair Market Value of an identical number of shares of Common Stock. Each RSU Award granted under the Plan shall be evidenced by an Award Agreement and shall be subject to the conditions set forth in this Section 7 and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.
b.    Vesting of Restricted Stock Units. The Committee shall, in its sole discretion, provide in an Award Agreement the time or times at which, or the conditions upon which, shares of Restricted Stock Units shall vest. The Committee may condition the vesting upon the passage of time (i.e., subject to the Participant’s continued Service) or on the achievement of one or more Performance Goals that are established by the Committee and set forth in the Award Agreement. The Committee may provide for the acceleration of the vesting of Restricted Stock Units upon termination of Service under certain circumstances as set forth in the Award Agreement, or otherwise. If the vesting requirements applicable to the Restricted Stock Units are not satisfied, such Restricted Stock Units shall automatically be forfeited.
c.    No Issuance of Common Stock on Grant; Dividends. No shares of Common Stock shall be issued to the Participant at the time a Restricted Stock Units Unit is granted, and the Company will not be required to set aside funds for the payment of any such Award. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. Except to the extent as otherwise provided in the Participant’s Award Agreement, the holder of Restricted Stock Units shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of Common Stock) either in cash or, at the sole

Exhibit 10.4
discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends (and interest may, at the sole discretion of the Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as provided by the Committee), which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable to the Participant upon the release of restrictions on such Restricted Stock Units, and if such Restricted Stock Units are forfeited, the Participant shall have no right to such dividend equivalent payments.
d.    Settlement of Restricted Stock Units. Upon the expiration of the vesting period set forth in the Award Agreement and in no event later than March 15th of the calendar year following the end of the calendar year in which the Restricted Stock Units vest, the Company shall deliver to the Participant, or to the Participant’s beneficiary, without charge, one share of Common Stock for each outstanding Restricted Stock Units Unit and any dividend equivalent payments credited to the Participant's account with respect to such Restricted Stock Units and the interest thereon, if any; provided, however, that if explicitly provided in the Award Agreement, the Committee may, in its sole discretion, elect to pay part cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock for vested Restricted Stock Units. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the vesting condition(s) set forth in the Award Agreement lapsed.
8.    Forfeiture Events
a.    General. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events. Such events shall include, but shall not be limited to, certain termination of Service events, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is materially detrimental to the business or reputation of the Company. The Committee shall have the power to determine whether the Participant has been terminated for Cause and the date upon which each such termination event occurs. Any such determination shall be final, conclusive and binding upon the Participant. In addition, if the Company shall reasonably determine that a Participant has committed or may have committed any act which could constitute the basis for a termination of such Participant’s Service for Cause, the Committee may, subject to compliance with applicable law, suspend the Participant’s rights to exercise any Option, receive any payment or vest in any right with respect to any Award pending a determination by the Company of whether an act has been committed which could constitute the basis for a termination for Cause.
b.    Right of Recapture. Unless otherwise provided in an Award Agreement, if at any time within one (1) year after the date on which a Participant exercises an Option or on which an Award of Restricted Stock Units vests or becomes payable, or on which income otherwise is realized by a Participant in connection with an Award, (i) a Participant’s Service is terminated for Cause or (ii) after termination for any other reason, the Committee determines in its discretion either that, (a) while employed, the Participant had engaged in an act which would have warranted termination for Cause or (b) after termination, the Participant has engaged in conduct that violates any continuing obligation or duty of the Participant in respect of the Company, or any Affiliate (including, without limitation the restrictive covenants of Section 11 hereof or any other agreement between the Participant and the Company or any of its Affiliates), then any gain realized by the Participant from the exercise, vesting, payment or other realization of income by the Participant in connection with an Award, shall be paid by the Participant to the Company upon notice from the Committee. Such gain shall be determined as of the date on which the gain is realized by the Participant, without regard to any subsequent change in the Fair Market Value of a share of Common Stock. The Company shall have the right to offset such

Exhibit 10.4
gain against any amounts otherwise owed to the Participant by the Company (whether as wages, vacation pay or pursuant to any benefit plan or other compensatory arrangement), subject to compliance with Section 409A of the Code. The foregoing shall apply in addition to any other relief available to the Company or any of its Affiliates at law or otherwise and without limiting the ability of the Company or any of its Affiliates to pursue the same.
c.    Accounting Restatement. If a Participant receives compensation pursuant to an Award under the Plan based on financial statements that are subsequently required to be restated in a way that would decrease the value of such compensation, the Participant will forfeit and repay to the Company the difference between what the Participant received and what the Participant should have received based on the accounting restatement, in accordance with the Company’s compensation recovery or “clawback” policy, as may be in effect from time to time. By accepting an Award hereunder, the Participant acknowledges and agrees that such policy shall apply to such Award, and all incentive-based compensation payable pursuant to such Award shall be subject to forfeiture and repayment pursuant to the terms of such policy. Although not required to give effect to the provisions of this Section 8, the Committee may, as it deems appropriate, amend the Plan to reflect the terms of such policy.
9.    Liquidation Event.
    In the event of a Liquidation Event, the Committee is authorized (but not obligated) to make such adjustments in the terms and conditions of outstanding Awards, as it deems in good faith to be equitable or appropriate (and without the Participant’s consent). Outstanding Awards need not be treated in an identical manner. Such adjustments may include (without limitation) any or a combination of the following:
a.    The continuation of any outstanding Awards by the Company (if the Company is the surviving corporation);
b.    The assumption of any outstanding Awards by the surviving corporation or its parent in a manner that complies with Sections 424(a) and 409A of the Code (as applicable);
c.    The substitution by the surviving corporation or its parent of new Options, or Restricted Stock Units for any such outstanding Awards in a manner that complies with Sections 424(a) and 409A of the Code (as applicable);
d.    Full exercisability of any outstanding Awards and full vesting of any Awards, and in the case of Options, followed by the cancellation of such Options, if not exercised within a time period prior to the Liquidation Event, as specified by the Committee. The full exercisability of such Awards and full vesting of any Awards may be contingent on the closing of such Liquidation Event. Any exercise of Options during such period may be contingent on the closing of such Liquidation Event; or
e.    The cancellation of any outstanding Options and a payment to Participants holding such Options equal to the excess, if any, of (1) the Fair Market Value of the shares subject to each Option (whether or not such Option is then exercisable) as of the closing date of such Liquidation Event over (2) aggregate Exercise Price. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. Such payment may be made in installments and may be deferred until the date or dates when such Options would have become exercisable, subject to compliance with the requirements of Section 409A of the Code. Such payment may be subject to vesting based on the Participant’s continued employment or service, subject to compliance with the requirements of Section 409A of the Code; provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which such Options would have become

Exhibit 10.4
exercisable. With respect to any or all Options that have a per share Exercise Price that equals or exceeds the Fair Market Value per share of Common Stock as of the closing of the Liquidation Event, the Committee, in its discretion, may provide for the cancellation of such Options without any payment to the Participant therefor. For purposes of this Section 9, the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.
10.    Restrictions on Transfer of Awards.
a.    General. Except as provided herein, no Participant shall sell, transfer, assign, pledge, donate or otherwise dispose of (including any transfer by operation of law or involuntary transfer) Awards or any interest therein for any reason during the Participant’s lifetime, and any attempt to do so shall be void and shall result in the relevant Award being forfeited. The Committee may grant Awards (except Incentive Stock Options) that are transferable by the Participant during his or her lifetime, but such Awards shall be transferable only to the extent specifically provided in such Participant’s Award Agreement. In the event of the death of a Participant, an Award may be transferred by will or the laws of descent or distribution. The transferee of the Participant shall, in all cases, be subject to the provisions of the Award Agreement and the terms and conditions of this Plan. Unless otherwise determined by the Committee, an Option may be exercised during the lifetime of the Participant, only by the Participant or, during the period the Participant is under a legal Disability, by the Participant’s guardian or legal representative.
b.    Certain Representations. Each Participant and his, her or its Permitted Transferees (as defined below) will be required to represent that any shares of Common Stock acquired pursuant to an Award under the Plan are held solely for the Participant or his, her or its Permitted Transferee’s own account and not on the behalf of another Person(s). The Participant and his, her or its Permitted Transferees will be required to acknowledge that federal, state and/or foreign securities laws govern and restrict the Participant’s or his, her or its Permitted Transferee’s right to offer, sell or otherwise dispose of such shares unless the Participant’s or his, her or its Permitted Transferee’s offer, sale or other disposition thereof is registered under the Securities Act and all other applicable federal, state and foreign securities laws or, in the opinion of the Company’s counsel, such offer, sale or other disposition is exempt from registration thereunder. The Participant and his, her or its Permitted Transferees will be required to agree not to offer, sell or otherwise dispose of such shares in any manner which would: (i) require the Company to file any registration statement (or similar filing under applicable securities law) with the Securities and Exchange Commission or to amend or supplement any such filing or (ii) violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder or any other applicable federal, state or foreign securities law. The Participant and his, her or its Permitted Transferees will be required to acknowledge that the certificates for any such shares will bear the legend set forth herein or such other legends as the Company deems necessary or desirable in connection with the Securities Act or any other applicable rules, regulations or laws. This Section 10(b) shall terminate upon the occurrence of an Initial Public Offering.
11.    Restrictive Covenants. The Committee may, in its sole discretion, condition the grant of an Award upon the Participant’s agreement to certain restrictive covenants as may be set forth in the applicable Award Agreement or any other policy or agreement between the Participant and the Company or any of its Affiliates. In addition to any other remedies that may be available to the Company or its Affiliates, the Committee may cause the Award (whether vested or unvested or exercisable) to be forfeited and the proceeds from the exercise of any Option and/or any disposition or distributions or other amounts received in respect of the shares of Common Stock

Exhibit 10.4
to be disgorged to the Company, with interest and related earnings, if at any time the Participant is not in compliance with any or all such restrictive covenants.
12.    Assignment of Intellectual Property Rights.
    In consideration of the receipt of an Award under the Plan, the Committee may, in its sole discretion, condition the grant of an Award upon the Participant’s agreement to be bound by this Section 12.
a.    General. The Participant agrees to assign, and hereby does assign, to the Company all of the Participant’s rights in any Inventions, including all Intellectual Property Rights therein or related thereto (as such terms are defined below), that are made, conceived or reduced to practice, in whole or in part and whether alone or with others, by the Participant during the Participant’s employment by, or service with, the Company, its Affiliates, or which arise out of any activity conducted by, for or under the direction of the Company or any of its Affiliates (whether or not conducted at the Company’s or any of its Affiliates’ facilities, working hours or using any of the Company’s or any of its Affiliates’ assets), or which are useful with, or relate directly or indirectly to, any business of the Company or any of its Affiliates or any product, service, Invention or Intellectual Property Right that is used or under consideration or development by the Company or any of its Affiliates. The Participant will promptly and fully disclose and provide all of the Inventions described above (the “Assigned Inventions”) to the Company or any of its Affiliates.
b.    Assurances. The Participant hereby agrees during the duration of the Participant’s employment by, or service with, the Company or its Affiliates and thereafter to further assist the Company and all of its Affiliates, at the Company’s expense, to evidence, record and perfect the Company’s rights in and ownership of the Assigned Inventions, to perfect, obtain, maintain, enforce and defend any rights specified to be so owned or assigned and to provide and execute all documentation necessary to effect the foregoing. The Participant hereby irrevocably designates and appoints the Company as the Participant’s agent and attorney-in-fact to act for and on his behalf to execute and file any document and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by the Participant. Each Participant acknowledges and agrees that the power of attorney granted hereunder is coupled with an interest, in that the Company or any Affiliate has an interest in the Inventions (including all Intellectual Property Rights) made, conceived or reduced to practice, in whole or in part, whether alone or with others, by the Participant during such Participant’s Service, and that as a result, in addition to any other consequences under law, the power of attorney granted hereunder is irrevocable and will survive a Participant’s dissolution, death or incompetence.
c.    Other Inventions. The Participant agrees to not incorporate, or permit to be incorporated, any Invention conceived, created, developed or reduced to practice by the Participant (alone or with others) prior to or independently of the Participant’s employment by, or service with, the Company or any Affiliate (collectively, “Prior Inventions”) in any work the Participant performs for the Company or any of its Affiliates, without the Company or such Affiliates’ prior written consent. If (i) the Participant uses or discloses any Prior Inventions when acting within the scope of the Participant’s employment or service (or otherwise on behalf of the Company or any of its Affiliates), or (ii) any Assigned Invention cannot be fully made, used, reproduced or otherwise exploited without using or violating any Prior Inventions, the Participant hereby grants and agrees to grant to the Company and all of its Affiliates a perpetual, irrevocable, worldwide, royalty-free, non-exclusive, sub-licensable right and license to reproduce, make derivative works of, distribute, publicly perform, publicly display, make, have made, use, sell, import, offer for sale, and otherwise exploit and exercise all such Prior Inventions and Intellectual Property Rights therein.

Exhibit 10.4
d.    Moral Rights. To the extent allowed by applicable law, the terms of this Section 12 shall include all right of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as moral right, artist’s rights, droit moral or the like (collectively, “Moral Rights”). To the extent the Participant retains any such Moral Rights under applicable law, the Participant hereby ratifies and consents to any action that may be taken with respect to such Moral Rights by, or authorized by, the Company or any of its Affiliates and agrees not to assert any Moral Rights with respect thereto. The Participant will confirm any such ratification, consent or agreement from time to time as requested by the Company or any of its Affiliates.
e.    Certain Definitions. For purposes of the Plan the following words shall have the following meanings:
(i)    “Intellectual Property Rights” means any and all intellectual property rights and other similar proprietary rights in any jurisdiction, whether registered or unregistered, and whether owned or held for use under license with any third party, including all rights and interests pertaining to or deriving from: (a) patents and patent applications, reexaminations, extensions and counterparts claiming property therefrom; inventions, invention disclosures, discoveries and improvements, whether or not patentable; (b) computer software and firmware, including data files, source code, object code and software-related specifications and documentation (collectively “Software”); (c) works of authorship, whether or not copyrightable; (d) trade secrets (including those trade secrets defined in the Uniform Trade Secrets Act and under corresponding statutory law and common law), business, technical and know-how information, non-public information, and confidential information and rights to limit the use of disclosure thereof by any Person (collectively “Trade Secrets”); (e) trademarks, trade names, service marks, certification marks, service names, brands, trade dress and logos and the goodwill associated therewith; (f) proprietary databases and data compilations and all documentation relating to the foregoing, including manuals, memoranda and record; (g) domain names; and (h) licenses of any of the foregoing; including in each case any registrations of, applications to register, and renewals and extensions of, any of the foregoing with or by any governmental authority in any jurisdiction.
(ii)    “Invention” means any products, process, ideas, improvements, discoveries, inventions, designs, algorithms, financial models, writings, works of authorship, content, graphics, data, Software, specifications, instructions, text, images, photographs, illustration, audio clips, Trade Secrets and other works, material and information, tangible or intangible, whether or not it may be patented, copyrighted or otherwise protected (including all versions, modifications, enhancements and derivative work thereof).
13.    Covenants and Agreements Regarding Common Stock.
The provisions of this Section 13 shall terminate upon the occurrence of an Initial Public Offering; and following which the shares of Common Stock are listed on a United States national securities exchange.
a.    Equity Agreements; Joinder. The Committee may require that a Participant (or any other Person with an interest in Common Stock issued or distributed pursuant to the Plan, including, but not limited to, a Permitted Transferee) execute a stockholders’ or voting or similar agreement (the “Company Equity Agreements”) with such terms as the Committee deems appropriate, with respect to any Common Stock issued or distributed pursuant to the Plan. In the event of any inconsistency or conflict between this Section 13 and the terms of any such Company Equity Agreements which applies to any Common Stock issued or distributed pursuant to the Plan, the terms of such Company Equity Agreement shall govern. Upon being granted an Award under the Plan, each Participant shall execute any additional documents the Committee deems necessary or advisable in order to carry out or effect one or more of the obligations or restrictions

Exhibit 10.4
imposed on such Participant pursuant to the terms of the Plan and the applicable Award Agreement.
b.    Permitted Transfers. Notwithstanding anything to the contrary herein, unless otherwise provided in an Award Agreement, Awards, shares of Common Stock and other securities issued under the terms of this Plan and the Award Agreement (the “Company Securities”) may, in the sole discretion of the Committee, be transferable to a Permitted Transferee upon the written approval by the Committee to the extent provided in the Award Agreement. If the Award Agreement does not provide for transferability, and except as otherwise approved by the Committee in its sole discretion, such Company Securities shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant. Notwithstanding the foregoing, a Participant may deliver written notice to the Company (in a form satisfactory to the Company) designating a third party who, in the event of the death of the Participant, shall thereafter be entitled to the Company Securities or the exercise of any Option (other than an Incentive Stock Option).
c.    Other Restrictions. Notwithstanding the foregoing, an Award Agreement may expressly provide for other transfer restrictions which may either supersede or supplement Section 13(b) as set forth in such Award Agreement (as applicable).
d.    Liquidation Event Treatment. In the sole and absolute discretion of the Committee, an Award Agreement may provide that in the event of a Liquidation Event, shares obtained pursuant to this Plan shall be subject to certain rights and obligations, which include but are not limited to the following: (i) the obligation to vote all such shares in favor of such Liquidation Event, whether by vote at a meeting of the Company’s stockholders or by written consent of such stockholders; (ii) the obligation to sell or exchange all such shares and all rights to acquire shares, under this Plan pursuant to the terms and conditions of such Liquidation Event; (iii) the right to transfer less than all but not all of such shares pursuant to the terms and conditions of such Liquidation Event, and (iv) the obligation to execute all documents and take any other action reasonably requested by the Company to facilitate the consummation of such Liquidation Event.
14.    Legends. Prior to the occurrence of an Initial Public Offering, certificates representing shares of Common Stock issued pursuant to Awards under the Plan shall bear any such legends as the Committee deems necessary or desirable to comply with the Securities Act or any other applicable rules, regulations or laws); provided, however, that the Company’s failure to cause certificates to bear such legends shall not affect the Company’s rights hereunder
15.    Termination and Amendment. The Board at any time may suspend or terminate this Plan or make such additions or amendments to this Plan or any Award Agreement as it deems advisable; provided that, subject to the other provisions hereof, the Board may not change any of the terms of an Award Agreement in a manner which would have a material adverse effect on the Participant without the Participant’s approval, unless such amendment is required by an applicable law or rule; and provided further, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval pursuant to the Code or the regulations promulgated under the Code as such provisions apply to Incentive Stock Options. No Awards shall be granted hereunder after the ten (10) year anniversary of the earlier of the Effective Date or stockholder approval of this Plan. Termination of this Plan shall not affect the Board’s or the Committee’s ability to exercise the powers granted

Exhibit 10.4
to it hereunder with respect to Awards granted or awarded under this Plan prior to the date of such termination.
16.    General Provisions.
a.    Securities Law Compliance.
(i)    General. No shares of Common Stock shall be purchased, sold or otherwise issued pursuant to any Award unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel and (b) if required to do so by the Company, the Participant has executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Committee may require.
(ii)    Rule 701. Although this Plan is intended to be a written compensatory benefit plan within the meaning of Rule 701 promulgated under the Securities Act, grants may be made pursuant to this Plan that do not qualify for exemption under Rule 701 (but may qualify for another exemption under the Securities Act). In the event that a grant of an Award is intended to qualify for any such exemption, and any provision of the Plan would cause such Award not to qualify for such exemption, the Plan shall be deemed automatically amended to the extent necessary to cause all such Awards granted under the Plan to qualify for the exemption.
b.    Tax Matters.
(i)    Withholding. All Awards (including the issuance of shares pursuant to an Award) under the Plan shall be subject to applicable tax withholding. The Company shall be entitled, if necessary or desirable, to withhold, (or secure payment from the Participant in lieu of withholding) using and permitting any means the Committee deems appropriate, the amount of any withholding or other tax due from the Company or its Affiliates with respect to Awards and/or shares subject to issuance under this Plan, and, subject to applicable law, the Company may defer such issuance unless indemnified to the Board’s satisfaction. In any event, each Participant shall be required to indemnify the Company and its Affiliates and hold them harmless for any and all withholding and similar tax obligations arising as a result of the grant of Awards hereunder. Notwithstanding anything to the contrary herein or in any Award Agreement, in no event shall any net withholding or cashless withholding mechanism, be permitted if such mechanism would cause the Company to breach any covenant under any loan agreement, indenture, or similar agreement or any other outstanding obligation or covenant by the Company.
(ii)    Section 409A. It is intended that this Plan and any Awards will comply with, or avoid application of, the provisions of Section 409A of the Code, and shall be interpreted and construed on a basis consistent with that intent. The Company and its Affiliates and their respective employees, officers and directors shall have no liability whatsoever to a Participant nor any other Person (i) if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant, or (ii) in respect of any decision to take action to attempt to comply with Section 409A of the Code, any omission to take such action or for the failure of any action taken by the Company to so comply.
c.    Rights as a Stockholder. A Participant shall have no rights as a holder of shares of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities. The Committee may determine, in its discretion, the manner of delivery of Common Stock to be issued under the Plan, which may be by delivery of stock certificates, electronic account entry into new or existing accounts or any other means as the Committee, in its discretion, deems appropriate. The Committee may require that the stock certificates be held in escrow by the Company for any shares of Common Stock or

Exhibit 10.4
cause the shares to be legended in order to comply with the securities laws or other applicable restrictions, or should the shares of Common Stock be represented by book or electronic account entry rather than a certificate, the Committee may take such steps to restrict transfer of the shares of Common Stock as the Committee considers necessary or advisable.
d.    Unfunded Plan. The adoption of the Plan and any reservation of shares of Common Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. The Plan is not intended to be a plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, and shall be interpreted accordingly.
e.    Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other share incentive or other compensation plans in effect for the Company or any of its Affiliates, nor shall the Plan preclude the Company from establishing any other forms of share incentive or other compensation or benefit program for employees of the Company or any of its Affiliates. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or an Affiliate, including, without limitation, under any pension or severance benefits plan, except to the extent specifically provided by the terms of any such plan.
f.    Plan Binding on Transferees. The Plan shall be binding upon the Company, its successors, transferees and assigns, and the Participant, the Participant’s executor, administrator and permitted transferees and beneficiaries.
g.    Purchaser Representative. If the Company or any Participant enters into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) under the Securities Act may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization) each of the Participants will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501(h) under the Securities Act) reasonably acceptable to the Company. If each of the Participants appoints the purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if a Participant declines to appoint the purchaser representative designated by the Company, such Participant will appoint another purchaser representative (reasonably acceptable to the Company), and such Participant will be responsible for the fees of the purchaser representative so appointed.
h.    Severability. Whenever possible, each provision of this Plan will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the enforceability of this Plan in any other jurisdiction, but this Plan will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
i.    Business Days. If any time period for giving notice or taking action hereunder or under an Award Agreement expires on a day which is a Saturday, Sunday or holiday in the state in which the Company’s chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

Exhibit 10.4
j.    Reservation of Rights. Neither the Plan nor any Award granted hereunder shall confer on any Participant any right to continuation of the Participant’s employment or other service relationship with the Company or its Affiliates, nor shall it interfere in any way with such Participant’s right or the right of the Company or its Affiliates to terminate such relationship, with or without Cause.
k.    Governing Law. All issues concerning this Plan will be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

Approved by the Board as of __________________, 2023.
Approved by the Stockholders (with respect to Incentive Stock Options) as of _______________, 202__.

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